EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) pertaining to the Amended and Restated 1999 Stock Incentive Plan of Net2000 Communications, Inc. of our report dated February 7, 2001, except as for note 13, as to which the date is April 12, 2001, with respect to the consolidated financial statements of Net2000 Communications, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

/s/ Ernst & Young LLP

McLean, Virginia
June 7, 2001